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                                                                    EXHIBIT 10.4

CONFIDENTIAL

                     CONFIDENTIAL TREATMENT REQUESTED UNDER
              17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 230.406.

                       JOINT DEVELOPMENT AND CO-MARKETING

                                    AGREEMENT

This Joint Development and Co-Marketing Agreement (the "Development Agreement") is made and entered into this 28th day of March, 2002 (the "Effective Date"), by and between InterVoice-Brite, Inc., a Texas corporation having a place of business at 17811 Waterview Parkway, Dallas, Texas 75252 ("IVB") and General Magic, Inc., a Delaware corporation having a place of business at 420 North Mary Avenue, Sunnyvale, California 94085 ("GMI").

                                   BACKGROUND

A. IVB markets the OneVoice VoiceXML Media Gateway system (the "IVB Gateway"), which provides concurrent telephone and web-based access to enterprise data for call center and other IVR applications.

B. GMI markets the magicTalk Enterprise Platform (the "Enterprise Platform"), which enables the development and deployment of voice-based enterprise-class applications.

C. The parties wish to enter into a strategic relationship to optimize the interoperability of their respective products and grant each the right to remarket the other's product on an OEM basis.

D. Concurrently with the execution of this Development Agreement, the parties are entering into:

        1. an OEM agreement (the "GMI OEM Agreement") under which IVB will obtain the right to remarket the Enterprise Platform as well as a privately labeled, IVB-branded version of the Enterprise Platform that has been enhanced to reflect IVB's look and feel (the "EP Product"); and

        2. an OEM agreement (the "IVB OEM Agreement") under which GMI will obtain the right to remarket the IVB Gateway as well as a privately labeled, GMI-branded version of the IVB Gateway and that has been enhanced to reflect GMI's look and feel (the "Gateway Product").

The GMI OEM Agreement and the IVB OEM Agreement are collectively referred to as the "OEM Agreements."

In consideration of the promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      DEFINITIONS

1.1. "Composite Product" means any application or solution marketed by one party that consists of the Product of such party bundled or integrated with the Customized Product, or a part of a Customized Product, of the other and having substantial value in addition to that attributable to such Product.

1.2. "Confidential Information" means any information concerning its business that a party considers proprietary or confidential, including but not limited to technical, financial, sales, marketing, strategic, personnel, planning and other information.

1.3. "Customization Software" means software components and applicable technical and user documentation developed by a party intended to customize its Product for the other party in accordance with the Product Specifications.

1.4. "Customized Product" means any application or solution of a party that consists of that party's Product customized for the other party in accordance with the Product Specifications.

1.5. "End Users" means the current customers and/or prospective customers of either or both parties, as the context requires.

1.6. "Enterprise Platform Product Plan" means the product development plan for future releases of the Enterprise Platform, including a projected delivery schedule that looks forward through the Term.

1.7. "EP Product Specification" means the scope of work and delivery timetable to be mutually agreed upon by the parties within thirty (30) days after the Effective Date for the customization of the Enterprise Platform for license to IVB pursuant to the GMI OEM Agreement.

1.8. "IVB Gateway Product Plan" means the product development plan for future releases of the IVB Gateway, including a projected delivery schedule that looks forward through the Term.


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1.9. "Gateway Product Specification" means the scope of work and delivery timetable to be mutually agreed upon by the parties within thirty (30) days after the Effective Date for the customization of the IVB Gateway for license to GMI pursuant to the IVB OEM Agreement.

1.10. "Intellectual Property" means any and all patents, trademarks, and copyrights, whether registered or unregistered, and all trade secrets, know-how, and other proprietary information or technology.

1.11. "Product or Products" means, individually, the Enterprise Platform or the IVB Gateway as the context requires and, collectively, both the Enterprise Platform and the IVB Gateway.

1.12. "Product Specifications" means collectively the EP Product Specification and the Gateway Product Specification.

1.13. "Program" means the joint product development, marketing and sales and support program more fully described in this Development Agreement.

1.14. "Program Plans" means collectively the Product Specifications, the Marketing Plan and the Sales Plan.

1.15. "Territory" means [**], provided that the Territory will be expanded on the same terms and subject to the same conditions as will the Territory as defined in the OEM Agreements.

1.16. "Third Party Licensor" means a third party from whom a party has obtained marketing and distribution rights to any portions of its Product and/or Customization Product.

2. PROGRAM DESCRIPTION

2.1. During the Term, the parties will participate in the Program.

2.2. The Customized Product development goals of the Program are set forth in
Section 3 and will be more particularly described in the Product Specifications.

2.3. The marketing goals of the Program are set forth in Section 4 and will be more particularly described in a marketing plan to be mutually agreed upon by the parties within ninety (90) days of the Effective Date and updated by the parties every three (3) months thereafter based on market conditions (the "Marketing Plan").

2.4. The sales and support goals of the Program are set forth in Section 5 and will be more particularly described in a sales plan to be mutually agreed upon by the parties within thirty (30) days after the Effective Date and updated by the parties every three (3) months thereafter based on market conditions (the "Sales Plan").

2.5. Within ten (10) days after the execution of this Development Agreement, the parties will in consultation with one another appoint a joint project team containing employees of each party to oversee the Program, including, but not limited to, support and sales. Each party agrees to make available to the other party a contact list with names and phone numbers of those of its employees on the project team.

2.6. Upon completion of the Program Plans, the parties shall devote [**] efforts, and shall work in [**], to complete the Program Plans and to implement the Program in accordance with the Program Plans. Once completed, the Program Plans may be amended only upon agreement of the parties.

2.7. Promptly following development of the Program Plans, the designated senior business persons of the parties will meet to review the Program Plans, as well as the forecasts by each of its sales of the Customized Product of the other, and shall meet [**] thereafter to review progress against the Program Plans and the forecasts, and to establish action plans for future [**].

3. DEVELOPMENT

3.1. CUSTOMIZATION EFFORT.

        (a) EP PRODUCT DEVELOPMENT. GMI will customize the Enterprise Platform and deliver the resulting EP Product in accordance with the EP Product Specification. IVB will cooperate in good faith with, and supply any information reasonably requested by, GMI solely for the purposes of the development of the EP Product. Except as set forth herein, GMI shall be responsible for [**] the EP Product. Ownership of the Customization Software and the Customization Product developed with

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regard to the Enterprise Platform pursuant to this Section 3.1(a), and all
Intellectual Property rights therein, shall be retained by GMI.

        (b) GATEWAY PRODUCT DEVELOPMENT. IVB will customize the IVB Gateway and deliver the resulting Gateway Product in accordance with the Gateway Product Specification. GMI will cooperate in good faith with, and supply any information reasonably requested by, IVB solely for the purposes of the development of the Gateway Product. Except as set forth herein, IVB shall be responsible for [**] the Gateway Product. Ownership of the Customization Software and the Customization Product developed with regard to the IVB Gateway under this
Section 3.1(b), and all Intellectual Property rights therein, shall be retained by IVB.

3.2.    FUTURE DEVELOPMENT.

        (a) ENTERPRISE PLATFORM. GMI will develop the Enterprise Platform Product Plan in consultation with IVB, and will make [**] efforts to accommodate the product requirements of IVB with respect to the Enterprise Platform, provided, however, that GMI shall have ultimate discretion to determine the content of the Enterprise Platform Product Plan and any revisions thereto made during the Term of this Development Agreement. The Enterprise Platform Product Plan will be provided to IVB, and will be updated by GMI in consultation with IVB every three (3) months during the Term of this Development Agreement based on customer and market feedback. GMI shall make [**] efforts to execute the Enterprise Product Plan in accordance with the schedule set forth therein. In the event IVB wishes to accelerate a planned release, or to initiate product development outside of the Enterprise Platform Product Plan, IVB may do so at GMI's cost [**] on a schedule to be mutually agreed by the parties.

        (b) IVB GATEWAY. IVB will develop the IVB Gateway Product Plan in consultation with GMI, and will make [**] efforts to accommodate the product requirements of GMI with respect to the IVB Gateway, provided, however, that IVB shall have ultimate discretion to determine the content of the IVB Gateway Product Plan and any revisions thereto made during the Term of this Development Agreement. The IVB Gateway Product Plan will be provided to GMI, and will be updated by IVB in consultation with GMI every three (3) months during the Term of this Development Agreement based on customer and market feedback. IVB shall make [**] efforts to execute the IVB Gateway Product Plan in accordance with the schedule set forth therein. In the event GMI wishes to accelerate a planned release, or to initiate product development outside of the IVB Gateway Product Plan, GMI may do so at IVB's cost [**] on a schedule to be mutually agreed by the parties.

        (c) COST. For purposes of this Section 3.2, "cost" shall be defined as the fully burdened cost of labor (including wages, fringes, facilities, and IT) plus any direct costs of the effort, but excluding any G&A allocation.

        (d) UPDATES AND UPGRADES. Each release of product under the Product Plan of a party shall be made available to the other party as an Update or Upgrade, as the case may be, under the applicable OEM Agreement; provided that Upgrades shall be made available [**] by each party for the internal development purposes of the other undertaken pursuant to this Development Agreement.

3.3. CUSTOMER-SPECIFIC REQUIREMENTS. To support their respective sales efforts, the parties will meet as needed to review customer-specific product requests and requirements outside of the Enterprise Platform Product and IVB Gateway Product Plans, and to determine a strategy for addressing those requests and requirements. In addition, the parties agree to give each other the benefit of their respective [**] to enable each other to respond in [**] situations.

3.4. PRODUCT DEVELOPMENT ARRANGEMENT. Each party will dedicate a product development team to delivering the Customized Product for which it is responsible hereunder in accordance with the Product Specifications. Each team will be committed to the project and focus on the successful development and delivery of the Customized Product for which it is responsible. Each party will assign an integration engineer to provide reasonable assistance to the other in the form of advice and counsel in the development of Customized Product.

3.5. INABILITY TO MEET SCHEDULED DEVELOPMENT. In the event a party is unable or unwilling to meet an agreed scheduled delivery date under the Product Plans and such delay extends up to [**] after the scheduled date, the other party may accelerate the issue to the executive management of each of the parties for resolution pursuant to Section 15.5 (a). If the executives are unable to resolve the issue, then the party that accelerated the issue shall be entitled to [**] without any liability or obligation to the other party.

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3.6. INABILITY TO PROVIDE DEVELOPMENT OUTSIDE THE SCOPE OF THE PRODUCT PLAN. If
a party requests (the "Requesting Party") that the other party accelerate a planned release or initiate product development outside the scope of the Product Plan of the other party (the "Receiving Party") and the Receiving Party either refuses or fails to agree or refuse within [**] of the request, then the Requesting Party may accelerate the issue to the executive management of each of the parties for resolution pursuant to Section 15.5 (a). If the executives are unable to resolve the issue, then the Requesting Party shall be entitled to [**] without any liability or obligation to the Receiving Party.

4.       MARKETING, SUPPORT AND COOPERATIVE OBLIGATIONS

4.1. RESOURCES. Each party will assign a marketing resource to the project who, together with their counterpart, will be accountable for developing and implementing the Marketing Plan, including the product launch plans for the Composite Products. Each shall also be responsible for delivering marketing and sales collateral pursuant to the terms of this Development Agreement and the applicable OEM Agreement to support the other party's marketing and sales efforts.



4.2.    JOINT MARKETING AND SALES ARRANGEMENT.

        (a) GMI will diligently cooperate with IVB to facilitate sales of the EP Product to IVB's existing and potential customers and provide technical and sales training under the GMI OEM Agreement to accelerate IVB's sales efforts. IVB will diligently cooperate with GMI to facilitate sales of the Gateway Product to GMI's existing and potential customers and provide technical and sales training under the IVB OEM Agreement to accelerate GMI's sales efforts.

        (b) The parties may mutually agree to engage in marketing activities that promote each other's Products and services, including without limitation, trade shows, press releases, joint sales and marketing engagements, and user groups.

        (c) Each party will use its [**] efforts to market and promote its strategic relationship with the other party by identifying the other party as a strategic partner in marketing materials and promotions where applicable and as it [**] determines.

        (d) Except as may be required by law, neither party will issue any press release nor publish any materials for public distribution that make reference to or discuss the other party or its Products or Composite Products and related products and services without the prior approval of the other party, which approval shall not be unreasonably withheld or delayed.

        (e) The parties may produce joint marketing materials but only with each party's prior written consent, which consent and authorization for any associated costs shall be obtained prior to production of the material. The use of any and all materials relating to the above activities shall be restricted to only those activities contemplated by this Development Agreement.

        (f) Unless otherwise set forth in this Development Agreement or otherwise agreed to in writing, [**] arising out of or related to the marketing and support activities under this Development Agreement shall be paid by [**], and [**].

5.      SALES AND TEAMING ACTIVITY

        (a) IVB will devote [**] efforts to maximizing sales of the EP
Product. In addition, IVB will devote its [**] efforts to generating at least [**] in revenue to GMI from sales of EP Products under the GMI OEM Agreement in calendar year 2002, and to achieving IVB's forecasts for succeeding years. To that end, the parties will agree to an aggressive account penetration plan as part of the Sales Plan. GMI acknowledges and agrees that the [**] figure is a target only, and that if despite its [**] efforts, IVB is unable to achieve the target, such failure will not be considered a breach of this Development Agreement.

        (b) GMI will commit its [**] efforts to maximizing sales of the Gateway Product. In addition, GMI will devote its [**] efforts to generating at least [**] in revenue to IVB from sales of Gateway Products under the IVB OEM Agreement in calendar year 2002, and to achieving GMI's forecasts for succeeding years. IVB acknowledges and agrees that the [**] figure is a target only, and that if despite its [**] efforts, GMI is unable to achieve the target, such failure will not be considered a breach of this Development Agreement.

        (c) In order to carry out the parties' responsibilities in Sections 5(a) and 5(b) above, the parties will agree to determine how sales of the EP Products and the Gateway Products will be handled in order to avoid channel conflicts. Each party

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agrees to use [**] efforts to provide information regarding its product, product pricing and product positioning and value proposition that will allow the other party's sales team to recognize potential sales opportunities for such product.

        (d) The parties agree to use [**] efforts to develop and execute a plan to engage their respective sales account teams. Such plan will detail a strategy to [**] new customers and introduce each party's Products and Customized Products to the [**].

        (e) Where the parties are awarded a contract for Customized Products, and if the parties so agree in writing on a case by case basis, then, as of the date of receipt of notice of such award, neither of them will seek to sell further products or services to modify, enhance or expand the sale of Customized Products for [**] from the execution date for the contract under which the Customized Products were sold without (i) involving the other party or (ii) the written consent of the other party, which consent shall not be unreasonably withheld or delayed.

        (f) Except as otherwise provided herein, it is understood and agreed that neither party shall have any obligation to notify the other party of the existence of any opportunity or to agree to submit, or offer to submit, any opportunity or related project to the other party. It is further understood and agreed that each party has the absolute right to pursue any opportunity alone or with third parties.

        (g) Unless otherwise set forth in this Development Agreement or otherwise agreed to in writing, any and all cost, expense or liability to either party arising out of or related to the marketing, support and sales activities under this Development Agreement shall be paid by the party incurring such cost, expense or liability, and neither party shall be liable or obligated to pay any cost, expense or liability paid or incurred by the other.

6.      REFERRALS FOR PRODUCTS

6.1. If IVB, [**], determines that an End User may desire or have an interest in purchasing and deploying the GMI Products and IVB elects not to market the GMI Products directly to the End User under the GMI OEM Agreement, IVB may refer such End User to GMI.

        (a) In the event an opportunity from IVB is referred to and accepted by GMI, GMI and IVB will jointly coordinate and participate in the initial sales meeting or conference call with the relevant End User referred to GMI.

        (b) GMI shall have [**] as to whether or not it will contract directly with End Users referred by IVB for the design, deployment, delivery and hosting of the GMI Products, including, without limitation, invoicing and collections, development and set-up and technical service and support.

        (c) IVB shall not have any liability or obligation with respect to such contracts entered into between GMI and End Users of IVB (or GMI's failure to enter into such contract) or orders submitted by End Users of IVB to GMI pursuant to such contracts or otherwise.

6.2. If GMI, [**], determines that an End User may desire or have an interest in purchasing and deploying the IVB Products and GMI elects not to resell the IVB Products directly to the End User under the IVB OEM Agreement, GMI will refer such End User to IVB.

        (a) In the event an opportunity from GMI is referred to and accepted by IVB, IVB and GMI will jointly coordinate and participate in the initial sales meeting or conference call with the relevant End User referred to IVB.

        (b) IVB shall have [**] as to whether or not it will contract directly with End Users referred by GMI for the design, deployment, delivery and hosting of the IVB Products, including, without limitation, invoicing and collections, development and set-up and technical service and support.

        (c) GMI shall not have any liability or obligation with respect to such contracts entered into between IVB and End Users of GMI (or IVB's failure to enter into such contract) or orders submitted by End Users of GMI to IVB pursuant to such contracts or otherwise.

7.      FEES AND PAYMENT TERMS

7.1. IVB will pay to GMI a total of [**] for the licenses and services to be provided by GMI under this Development Agreement ("Fees"). The Fees shall be paid in [**], commencing July 1, 2002, which shall be paid by IVB on [**] of each

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month. GMI shall invoice IVB therefor [**] in advance of the date each payment is due.

7.2. All amounts payable by IVB to GMI under this Development Agreement are exclusive of any tax, levy or similar governmental charge (together "Taxes") that may be assessed by any jurisdiction, whether based on the delivery, possession or use of the EP Product, the provision of services, the execution or performance of this Development Agreement or otherwise, and including without limitation all sales, use, excise, import, export and value-added taxes or levies. IVB will pay, and will defend and indemnify GMI against, all such Taxes, other than those based on GMI's income, and any related penalties and interest, or furnish GMI with evidence acceptable to the taxing authority to sustain an exemption therefrom. If, as a result of any such Taxes, IVB is required to withhold any amount on any payment to GMI, then the amount of the payment will be automatically increased to offset such Taxes so that the amount actually remitted to GMI, net of all Taxes, equals the amount invoiced or otherwise due, and IVB will promptly furnish GMI with the official receipt for payment of such Taxes to the appropriate taxing authority.

8. WARRANTS. Upon execution hereof, GMI will issue three-year warrants for the purchase of seven hundred fifty thousand (750,000) shares of GMI common stock at an exercise price equal to the closing price of GMI's common stock on The NASDAQ National Market upon the date of issuance. IVB shall have customary assignable "piggy-back" registration rights to have the common stock issuable on exercise of such warrants (but not the warrants) registered for resale on any registration statement which GMI files for any purpose on a form available for such registration after the issuance date of such warrants, subject to customary obligations of IVB to provide information to GMI as required for completion of the registration statement. The warrants will not include anti-dilution protections except in the case of the subdivision (by stock split, stock dividend, recapitalization or otherwise) or combination (by combination, reverse stock split or otherwise) of GMI's common stock.

9.      LICENSE TO CUSTOMIZED PRODUCTS

9.1. The term "Enterprise Platform" as defined in the GMI OEM Agreement shall mean and include the EP Product and the associated Customization Software. The term "Product Software" as defined in the IVB OEM Agreement shall mean and include the Gateway Product and the associated Customization Software.

9.2. Except as provided in the IVB OEM Agreement, IVB reserves all proprietary rights in all designs, engineering details and other information pertaining to its Products, the Gateway Product and associated Customization Software and to all discoveries, modifications, improvements, inventions, patent rights, trade secrets, know-how, software (including Product and Customization Software) and other proprietary data arising out of work done by or on behalf of IVB in connection with designing, manufacturing, servicing, installing and testing of the Gateway Product and associated Customization Software, including the sole right to manufacture and market the Gateway Product and associated Customization Software. Except as provided in the GMI OEM Agreement, GMI reserves all proprietary rights in all designs, engineering details and other information pertaining to its Products, the EP Product and associated Customization Software and to all discoveries, modifications, improvements, inventions, patent rights trade secrets, know-how, software (including Product and Customized Product) and other proprietary data arising out of work done by or on behalf of GMI in connection with designing, manufacturing, servicing, installing and testing of the EP Product and associated Customization Software, including the sole right to manufacture and market the EP Product and associated Customization Software.

9.3. Neither party shall (nor permit any employee or other third party to) copy, use, analyze, reverse engineer, decompile, disassemble, translate, convert, or apply any procedure or process to the other party's Products, Customized Products or Customization Software in order to ascertain, derive, and/or appropriate for any reason or purpose, the source code or source listings for the Products, Customized Products or the Customization Software of the other party or any trade secret information or process contained therein.

9.4. Except as expressly provided in the OEM Agreements, each party shall retain all ownership and intellectual property rights, titles and interests to any modifications or enhancements to its Products, Customized Products and Customization Software and any software development using its proprietary software design tools.

10.  CONFIDENTIALITY

10.1. Each party may from time to time during the Term of this Development Agreement disclose its Confidential Information to the other party. The disclosing party will mark all Confidential Information in tangible form as "confidential" or "proprietary" or with a similar legend. The disclosing party will identify all Confidential Information disclosed orally as

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confidential at the time of disclosure. Regardless of whether so marked or identified, however, any information that the receiving party knew or should have known was considered confidential or proprietary by the disclosing party, will be considered to be Confidential Information of the disclosing party for the purposes of this Development Agreement.

10.2. Each party agrees that it will not make use of the other party's Confidential Information, nor will it disseminate or in any way disclose such information to any person, firm or business, except in each case as authorized by this Development Agreement and then only to the extent necessary for performance of this Development Agreement. Each party agrees that it will disclose Confidential Information of the other party only to those of its employees and individual independent contractors who need to know such information to perform their duties in connection with the performance of this Development Agreement and who are bound by an obligation of confidentiality with respect thereto no less restrictive than the receiving party's obligation hereunder. Each party agrees that it will protect all Confidential Information of the other party from unauthorized use, access or disclosure with the same degree of care as it protects its own confidential information of like nature, and in no case less than reasonable care.

10.3. The receiving party's obligations with respect to any portion of the Confidential Information of the disclosing party shall terminate when the receiving party can show that (i) the Confidential Information was in the public domain at the time it was communicated to the receiving party by the disclosing party; (ii) it entered the public domain subsequent to the time it was communicated to the receiving party by the disclosing party through no fault of the receiving party; (iii) it was in the receiving party's possession free of any obligation of confidence at the time it was communicated to the receiving party by the disclosing party; (iv) it subsequently came into the receiving party's possession from a third party free of any obligation of confidence to the disclosing party; or (v) it was developed by employees or agents of the receiving party independently of and without reference to any Confidential Information communicated to the receiving party by the disclosing party. In addition, Section 9.2 will not be construed to prohibit any disclosure to the extent that it is (x) necessary to establish the rights of either party under this Development Agreement; or (y) required by the valid order or subpoena of a court or other governmental body or otherwise required by law, provided that the party required to make such disclosure notifies the other party promptly and in writing and reasonably cooperates with the other party in any effort to contest or limit the scope of such disclosure.

10.4. Upon termination or expiration of this Development Agreement, each party shall promptly return or destroy all Confidential Information disclosed by the other party hereunder, and, upon request of the other party, shall promptly certify in a writing signed by an officer that all such materials of the requesting party have been returned or destroyed.

11.  WARRANTY

11.1.   Each party warrants and represents that it:

        (a) has the right to enter into this Development Agreement;

        (b) will not misrepresent the functionality or performance of the other's Products, Customized Products or Customization Software; and

        (c) is the original developer of all code provided and incorporated into the Customization Software developed by it under this Development Agreement, or has been granted appropriate rights from Third Party Licensors to allow it to provide and incorporate such code.

11.2. Each party acknowledges that the other party has not made any representation or warranty (regarding the products and services that are the subject of this Development Agreement) which is not expressly set forth herein. EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT OR THE OEM AGREEMENTS, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

12. LIMITATION OF LIABILITY. [**], IN NO EVENT WILL EITHER PARTY BE LIABLE TO
THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, OR LOSS OR CORRUPTION OF DATA, OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, INCURRED IN CONNECTION WITH OR ARISING OUT OF THIS DEVELOPMENT AGREEMENT OR THE BREACH OR TERMINATION HEREOF, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. [**], IN NO EVENT WILL EITHER PARTY'S TOTAL CUMULATIVE LIABILITY UNDER THIS AGREEMENT (OTHER THAN
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MAINTENANCE FEES, AND ANY OTHER AMOUNTS OWED TO GMI UNDER THIS AGREEMENT) EXCEED
THE [**]. EACH PARTY AGREES THAT IN NO EVENT WILL ANY LICENSOR OR SUPPLIER OF
THE OTHER HAVE ANY LIABILITY OF ANY KIND UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND ALL SUCH PARTIES ARE INTENDED BENEFICIARIES OF THIS SECTION.

13.     TERM AND TERMINATION

13.1. TERM. The term of this Development Agreement shall commence upon the Effective Date, and shall terminate upon the expiration or termination of the first of the OEM Agreements to expire or terminate (the "Term").

13.2. TERMINATION. Upon expiration or termination of this Development Agreement, and except as expressly set forth in Section 13.3 (Survival), all rights and obligations of the parties as set out in this Development Agreement shall cease.

13.3. SURVIVAL. Sections 1 (Definitions), 9 (License to Customization Products), 10 (Confidentiality), 12 (Limitations of Liability), 13 (Term and Termination) and 15 (General Provisions) shall survive expiration or termination of this Development Agreement for any reason.

14.     NONEXCLUSIVITY

Except as expressly provided in the OEM Agreements, the strategic alliance established between the parties by this Development Agreement and the OEM Agreements is not intended to create any exclusive relationship. Nothing in this Development Agreement shall be construed as limiting, in any manner, either party's development, deployment, marketing, referral, licensing or distribution activities or its appointment of other dealers, distributors, licensees, agents or resellers, or its ability to market its own products and services or those of third parties, provided that in engaging in such agreements or arrangements, neither party violates its obligations to the other party as more particularly set forth in this Development Agreement or in the OEM Agreements.

15.     GENERAL PROVISIONS

15.1. NON-SOLICITATION. IVB and GMI agree that during the period beginning on the date of execution of this Development Agreement and ending [**] after the termination or expiration of this Development Agreement, neither party shall actively solicit any employee(s) of the other party for employment or consulting services or otherwise encourage any employee(s) to leave the employment of the other party. The parties are agreeing to this non-solicitation provision with the understanding that each party has invested considerable time and money in training its employees and has a strong interest in retaining its employees. Further, each party acknowledges and agrees that the employees of the other have knowledge of information confidential and proprietary to the other that this provision is intended to protect.

15.2. CONFIDENTIALITY OF AGREEMENT. Either party may disclose its relationship with the other party, but neither may disclose the terms of this Development Agreement to anyone other that its attorneys, accountants and other advisors, who in each case agree to maintain the confidentiality of the terms of this Development Agreement, or subject to notice and execution of a non-disclosure agreement between the disclosing party and the third party in connection with a financing or transfer of all or substantially all of its business or assets, whether by sale, merger or other combination, except pursuant to a mutually agreeable press release which shall be issued by the parties promptly following execution hereof, or as otherwise approved by the other party in writing (which approval shall not be unreasonably withheld or delayed), or as required by law.

15.3. INDEPENDENT CONTRACTOR. Each party will in all matters relating to this Development Agreement act as an independent contractor, and neither will have the power to obligate or bind the other party in any manner whatsoever. Neither execution nor performance of this Development Agreement shall be construed to have established any agency, joint venture or partnership.

15.4. GOVERNING LAW. This Development Agreement shall be governed in all respects by the laws of the United States of America and of the State of New York without giving effect to any choice of law principles that would require the application of the laws of a different state. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Development Agreement.

15.5.   DISPUTE RESOLUTION.

        (a) The parties will attempt in good faith to informally resolve any dispute arising out of or relating to this Development Agreement according to the following procedure. Upon written request of a party identifying a dispute, each

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[**]    CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
        WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
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party will designate a management representative with the responsibility and authority to resolve the dispute. The designated management representatives will initially meet within fifteen (15) days after the request is received from the requesting party. At this first meeting, the designated management representatives will identify the scope of the dispute and the information needed to discuss and attempt to resolve the dispute. These management representatives will then gather relevant information regarding the dispute and will meet to discuss the issues and negotiate in good faith to resolve the dispute. Such second meeting will occur within fifteen (15) days after the initial meeting. Nothing in this Section 15.5 will restrict the right of either party to apply to a court of competent jurisdiction for injunctive relief or damages at any time. However, the right of either party to file a lawsuit does not abrogate each party's obligations under this Section 15.5.

        (b) Should any dispute, claim or controversy remain unresolved at the end of the time periods set out above, then all remaining matters shall be referred to an office of J.A.M.S located in or near the city of the party that did not initiate the dispute for mediation, that is, an informal, non-binding conference or conferences between the parties in which a mediator for the J.A.M.S panel will seek to guide the parties to a resolution of the dispute between them.

        (c) No provision of, or the exercise of any rights under this Section
15.5 shall limit the right of any party to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from any court having jurisdiction before, during or after the pendency of any mediation. The institution and maintenance of an action for pursuit of provisional or ancillary shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to mediation.

15.6. REMEDIES. The parties acknowledge and agree that any actual or threatened breach of Section 10 of this Development Agreement will constitute irreparable harm for which monetary damages would be an inadequate remedy, and that in such event the non-breaching party shall be entitled to obtain immediate injunctive relief, without the requirement of posting bond, to protect its rights under this Development Agreement. If any legal action is brought to enforce this Development Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees.

15.7. NOTICES. All notices, consents, approvals and reports permitted or required under this Development Agreement or required by law shall be in writing and must be either (a) delivered in person, (b) sent by first class registered or certified mail, postage prepaid, return receipt requested, or (c) sent by major commercial overnight courier, in each case properly posted to the other party at the address set forth above. Either party may change such address by notice to the other party given in accordance with this Section 15.7. All such notices, consents, approvals and reports shall be deemed given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above, or one (1) day after delivery to an overnight air courier service, as applicable. Notices shall be sent to the attention of the other party's signatory of this Development Agreement, with a copy to its General Counsel.

15.8.   COMPLIANCE WITH LAWS.

        (a) Local Laws. The parties shall comply with all applicable laws, regulations and other legal requirements of, and shall at its sole expense obtain and maintain the governmental authorizations, registrations and filings required by, any jurisdiction in connection with the execution or performance of this Development Agreement.

        (b) Unlawful Payments. Neither party will use any payment or other benefit derived from this Development Agreement to offer, promise or pay any money, gift or other thing of value to any person for the purpose of influencing official actions or decisions with respect to this Development Agreement, while knowing or having reason to know that any portion of such money, gift or thing will, directly or indirectly, be given, offered or promised to (i) an employee, officer, or other person acting in an official capacity for any government or its instrumentalities, or (ii) any political party, party official or candidate for political office.

        (c) Export Controls. Each party hereby acknowledges and agrees that it will not export or re-export Customizations of the other party's Product or any documentation supplied therewith, directly or through third parties, in contravention of any export laws, regulations or decrees of the United States government or any agency thereof.

15.9. ASSIGNMENT. Neither this Development Agreement nor any rights or obligations under it may be assigned without the other party's prior written consent except pursuant to a transfer of all or substantially all of a party's business and assets, whether by merger, sale of assets, sale of stock, or otherwise. Any attempted assignment or transfer in violation of the foregoing will be void.

15.10. WAIVER. Any waiver of the provisions of this Development Agreement or of a party's rights or remedies under this Development Agreement must be in writing to be effective. No delay or omission or failure to enforce any provision or to exercise any right, remedy, power or privilege provided for under this Development Agreement will be deemed to be a waiver


                                  Page 9 of 11
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CONFIDENTIAL


thereof and any single or partial exercise of any such right or remedy, power or privilege will not preclude any later exercise thereof.

15.11. SEVERABILITY. If any term, condition, or provision in this Development Agreement is found by a court of competent jurisdiction to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to replace such provision with a provision that will preserve, as far as possible, the purposes intended by the parties under the provision held invalid, unlawful or unenforceable. If the parties fail to agree on such an amendment, the invalid, unlawful or unenforceable provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law.

15.12. FORCE MAJEURE. A failure or delay in performance of any duties or obligations of either party (except the payment of money owed) will not be considered a breach of this Development Agreement if such failure or delay is caused by an event beyond the reasonable control of such party, provided that such party must use reasonable efforts under the circumstances to notify the other party, and to minimize the duration and consequences, of any such failure or delay.

15.13. HEADINGS. The section headings appearing in this Development Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Development Agreement.

15.14. COUNTERPARTS. This Development Agreement may be executed in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The parties may treat faxed counterparts of this Development Agreement (including signed counterparts) as originals; nevertheless, either party may require the other to exchange original signed documents.

15.15. ENTIRE AGREEMENT. This Development Agreement together with the OEM Agreements, constitute the entire agreement between the parties with respect to their strategic relationship. This Development Agreement together with the OEM Agreements supersede, and the terms of this Development Agreement and the OEM Agreements govern, any prior or collateral proposals or agreements with respect to the subject matter hereof. This Development Agreement may only be modified by a written agreement signed by authorized representatives of each party.


                                 Page 10 of 11
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IVB and GMI each represent that the individual signing this Development
Agreement on its behalf has the power and authority to enter into this Development Agreement and that this Development Agreement constitutes a valid and binding obligation of each party.


INTERVOICE-BRITE, INC.                         GENERAL MAGIC, INC.

By:    /s/ Rob-Roy J. Graham          By:    /s/ KM Layton
   -------------------------------       -------------------------------
Name:  Rob-Roy J. Graham              Name:  Kathie Layton
     -----------------------------         -----------------------------
Title: CFO                            Title: President/CEO
      ----------------------------          ----------------------------
Date: 3/28/02                         Date:  3/28/02
     -----------------------------         -----------------------------

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